Exhibit 99.1

Molina Healthcare Reports Third Quarter 2015 Results

LONG BEACH, Calif.--(BUSINESS WIRE)--October 29, 2015--Molina Healthcare, Inc. (NYSE: MOH):

  Net income per diluted share, continuing operations, of $0.77 for the quarter, compared with $0.33 in 2014.
  Adjusted net income per diluted share, continuing operations,1 of $0.89 for the quarter, compared with $0.48 for 2014.
  Total revenue of $3.6 billion, up 45% over third quarter 2014 and 2% over second quarter 2015.

Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the third quarter of 2015.

“Momentum in our business continues to grow as we execute on our priorities of revenue growth, profit improvement and business diversification,” said J. Mario Molina M.D., chief executive officer of Molina Healthcare, Inc. “I am very proud of our performance so far this year, and I look forward to welcoming the employees and patients of Providence Human Services into the Molina family.” As previously announced, the Company has agreed to acquire Providence Human Services, LLC and Providence Community Services, LLC, both wholly owned subsidiaries of The Providence Service Corporation, in an all-cash transaction.

Overview of Financial Results, Continuing Operations

Financial results for the third quarter of 2015 improved significantly over the same quarter of 2014 due to higher revenue, greater medical cost efficiency, and full state reimbursement of the Affordable Care Act Health Insurer Fee (HIF).

Income from continuing operations, before tax expense, increased to $98 million in the third quarter of 2015, from $24 million in the third quarter of 2014.

Premium revenue increased approximately 46% in the third quarter of 2015, compared with the third quarter of 2014, due to increased Medicaid expansion, integrated Medicare-Medicaid Plan and Marketplace enrollment, growth in the Company’s Illinois health plan, and the start-up of the Company’s Puerto Rico health plan earlier this year.

Medical care costs as a percent of premium revenue (the “medical care ratio”) decreased to 89.3% in the third quarter of 2015, from 90.6% in the third quarter of 2014.

General and administrative expenses as a percentage of total revenue (the “general and administrative expense ratio”) increased to 8.0% in the third quarter of 2015, from 7.2% in the third quarter of 2014, primarily due to broker and exchange fees associated with the Company’s Marketplace program.

Health Insurer Fee Update

The Company has secured full reimbursement for the Medicaid portion of its expense under the HIF. During the third quarter of 2015, the Company recognized as revenue certain amounts of HIF reimbursement due from Michigan and Utah for prior periods. These amounts represented approximately $8 million ($0.08 per diluted share) of HIF revenue related to 2014 and approximately $17 million ($0.18 per diluted share) related to the first two quarters of 2015.

The amount of HIF reimbursement not recognized in the third quarter of 2014 was approximately $6 million ($0.07 per diluted share) and approximately $37 million ($0.49 per diluted share) for the nine months ended September 30, 2014.

Texas Health Plan Quality Revenue Update

As previously disclosed, the Company has deferred recognition of that portion of its quality related revenue in Texas that is based upon measures for which the Company does not have historical information, clear definitions, and clarity around minimum standards. Such revenue is estimated to be approximately $20 million for all of 2014 and $17 million for the nine months ended September 30, 2015. The Company has not recognized any of this revenue through September 30, 2015.

Conference Call

The Company’s management will host a conference call and webcast to discuss its third quarter results at 5:00 p.m. Eastern time on Thursday, October 29, 2015. The number to call for the interactive teleconference is (212) 231-2926. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, October 29, 2015, through 6:00 p.m. on Friday, October 30, 2015, by dialing (800) 633-8284 and entering confirmation number 21777769. A live audio broadcast of Molina Healthcare’s conference call will be available on the Company’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 3.5 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Notes:

1. Adjusted net income per diluted share, continuing operations, is a non-GAAP financial measure used by management as a supplemental metric in evaluating its financial performance, its financing and business decisions, and in forecasting and planning for future periods. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is diluted net income per share, continuing operations. See below for reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to the following:

  uncertainties associated with the implementation of the Affordable Care Act, the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;
  management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;
  federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and conflicting interpretations thereof;
  the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, including 2014 and 2015 at-risk premium rules in the state of Texas;
  cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;
  the success of our new health plan in Puerto Rico, including the successful resolution of the Puerto Rico debt crisis and the payment of all amounts due under our Medicaid contract;
  newly FDA-approved specialty drugs such as Sovaldi, Olysio, Harvoni, and other specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;
  significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of our Illinois health plan;
  the accurate estimation of incurred but not reported or paid medical costs across our health plans;
  retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;
  efforts by states to recoup previously paid amounts;
  the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;
  the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
  complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;
  government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;
  changes with respect to our provider contracts and the loss of providers;
  approval by state regulators of dividends and distributions by our health plan subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;
  the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings, including a pending qui tam action in California, and the litigation commenced against us by the state of Louisiana alleging that Molina Medicaid Solutions and its predecessors used an incorrect reimbursement formula for the payment of pharmaceutical claims;
  the relatively small number of states in which we operate health plans;
  our management of a portion of College Health Enterprises’ hospital in Long Beach, California;
  the effect on our Los Angeles County subcontract of Centene’s acquisition of Health Net;
  the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;
  the failure of a state in which we operate to renew its federal Medicaid waiver;
  changes generally affecting the managed care or Medicaid management information systems industries;
  increases in government surcharges, taxes, and assessments;
  newly emergent viruses or widespread epidemics, and associated public alarm;
  changes in general economic conditions, including unemployment rates;
  the sufficiency of our funds on hand to pay the amounts due upon conversion of our outstanding notes;
  increasing competition and consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of October 29, 2015, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Amounts in thousands, except net income per share)
Revenue:
Premium revenue	$3,377,030	$2,316,759	$9,652,054	$6,424,238
Service revenue	47,551	52,557	146,652	156,419
Premium tax revenue	99,047	81,240	289,003	203,053
Health insurer fee revenue	81,158	29,427	202,996	67,785
Investment income	4,832	2,041	11,675	5,615
Other revenue	1,745	2,327	4,996	8,523
Total revenue	3,611,363	2,484,351	10,307,376	6,865,633
Operating expenses:
Medical care costs	3,015,371	2,097,836	8,580,689	5,753,793
Cost of service revenue	34,573	40,067	103,294	117,831
General and administrative expenses	287,691	178,879	830,277	560,205
Premium tax expenses	99,047	81,240	289,003	203,053
Health insurer fee expenses	35,985	22,308	117,415	66,443
Depreciation and amortization	25,843	24,242	75,987	67,835
Total operating expenses	3,498,510	2,444,572	9,996,665	6,769,160
Operating income	112,853	39,779	310,711	96,473
Other expenses, net:
Interest expense	15,269	14,419	45,091	42,234
Other (income) expense, net	(40)	863	(82)	810
Total other expenses, net	15,229	15,282	45,009	43,044
Income from continuing operations before income tax expense	97,624	24,497	265,702	53,429
Income tax expense	51,329	8,427	152,335	24,784
Income from continuing operations	46,295	16,070	113,367	28,645
Income (loss) from discontinued operations, net of tax	4	52	28	(214)
Net income	$46,299	$16,122	$113,395	$28,431

Diluted net income per share:
Income from continuing operations	$0.77	$0.33	$2.07	$0.60
Loss from discontinued operations	—	—	—	(0.01)
Diluted net income per share	$0.77	$0.33	$2.07	$0.59

Diluted weighted average shares outstanding	59,978	48,644	54,699	48,088

Operating Statistics, Continuing Operations:
Medical care ratio(1)	89.3%	90.6%	88.9%	89.6%
Service revenue ratio(2)	72.7%	76.2%	70.4%	75.3%
General and administrative expense ratio(3)	8.0%	7.2%	8.1%	8.2%
Premium tax ratio(1)	2.8%	3.4%	2.9%	3.1%
Effective tax rate	52.6%	34.4%	57.3%	46.4%
Net profit margin, continuing operations(3)	1.3%	0.6%	1.1%	0.4%

_____________

(1) Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue. Medical care costs include costs incurred for providing long term services and supports (LTSS).

(2) Service revenue ratio represents cost of service revenue as a percentage of service revenue.
(3) Computed as a percentage of total revenue.

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
	(Amounts in thousands, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,164,210	$1,539,063
Investments	1,461,467	1,019,462
Receivables	619,891	596,456
Deferred income taxes	54,231	39,532
Prepaid expenses and other current assets	120,438	50,884
Derivative asset	490,087	—
Total current assets	4,910,324	3,245,397
Property, equipment, and capitalized software, net	374,862	340,778
Deferred contract costs	73,619	53,675
Intangible assets, net	96,424	89,273
Goodwill	321,220	271,964
Restricted investments	101,970	102,479
Derivative asset	—	329,323
Other assets	36,612	44,326
	$5,915,031	$4,477,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,559,570	$1,200,522
Amounts due government agencies	980,317	527,193
Accounts payable and accrued liabilities	274,131	241,654
Deferred revenue	67,227	196,076
Income taxes payable	39,205	8,987
Current portion of long-term debt	450,780	341
Derivative liability	489,940	—
Total current liabilities	3,861,170	2,174,773
Convertible senior notes	275,050	704,097
Lease financing obligations	161,553	160,710
Lease financing obligations - related party	39,868	40,241
Deferred income taxes	27,111	24,271
Derivative liability	—	329,194
Other long-term liabilities	32,270	33,487
Total liabilities	4,397,022	3,466,773
Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; outstanding: 56,075 shares at September 30, 2015 and 49,727 shares at December 31, 2014	56	50
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	789,907	396,059
Accumulated other comprehensive loss	(701)	(1,019)
Retained earnings	728,747	615,352
Total stockholders’ equity	1,518,009	1,010,442
	$5,915,031	$4,477,215

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS,
CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Amounts in thousands)
Operating activities:
Net income	$46,299	$16,122	$113,395	$28,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,507	33,810	92,583	99,464
Deferred income taxes	(19,477)	(12,397)	(12,072)	(10,705)
Share-based compensation	6,985	5,659	16,226	16,115
Amortization of convertible senior notes and lease financing obligations	7,416	6,740	22,101	20,195
Other, net	4,571	2,152	13,212	3,875
Changes in operating assets and liabilities:
Receivables	11,239	47,831	(23,429)	(126,748)
Prepaid expenses and other current assets	33,715	15,305	(63,312)	(51,582)
Medical claims and benefits payable	67,318	199,664	359,048	454,059
Amounts due government agencies	155,383	220,903	453,124	340,775
Accounts payable and accrued liabilities	(124,193)	(84,009)	33,541	(26,384)
Deferred revenue	9,504	144,911	(128,849)	68,640
Income taxes	28,809	9,047	30,218	25,063
Net cash provided by operating activities	258,076	605,738	905,786	841,198

Investing activities:
Purchases of investments	(318,253)	(248,020)	(1,311,231)	(616,324)
Proceeds from sales and maturities of investments	321,522	147,188	862,572	473,836
Purchases of property, equipment, and capitalized software	(34,501)	(34,101)	(100,361)	(71,771)
Increase in restricted investments	8,986	(8,679)	(5,216)	(24,301)
Net cash paid in business combinations	(69,310)	(7,500)	(77,316)	(7,500)
Other, net	(16,670)	(7,832)	(33,523)	(15,220)
Net cash used in investing activities	(108,226)	(158,944)	(665,075)	(261,280)

Financing activities:
Proceeds from common stock offering, net of issuance costs	—	—	373,151	—
Proceeds from issuance of convertible senior notes, net of issuance costs	—	123,387	—	123,387
Contingent consideration liabilities settled	—	—	—	(50,349)
Proceeds from employee stock plans	249	11	8,636	7,628
Other, net	229	1,053	2,649	2,117
Net cash provided by financing activities	478	124,451	384,436	82,783
Net increase in cash and cash equivalents	150,328	571,245	625,147	662,701
Cash and cash equivalents at beginning of period	2,013,882	1,027,351	1,539,063	935,895
Cash and cash equivalents at end of period	$2,164,210	$1,598,596	$2,164,210	$1,598,596

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Amounts in thousands)
Net income	$46,299	$16,122	$113,395	$28,431
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	29,463	29,307	87,261	83,513
Interest expense	15,269	14,419	45,091	42,234
Income tax expense	51,332	8,439	152,371	24,436
EBITDA	$142,363	$68,287	$398,118	$178,614

The second of these non-GAAP measures is adjusted net income, continuing operations (including adjusted net income per diluted share). The following table reconciles net income from continuing operations, which the Company believes to be the most comparable GAAP measure, to adjusted net income, continuing operations.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
	(In thousands, except per diluted share amounts)
Net income, continuing operations	$46,295	$0.77	$16,070	$0.33	$113,367	$2.07	$28,645	$0.60
Adjustments, net of tax:
Amortization of convertible senior notes and lease financing obligations	4,672	0.08	4,246	0.09	13,924	0.25	12,723	0.26
Amortization of intangible assets	2,371	0.04	3,189	0.06	7,919	0.15	9,727	0.20
Adjusted net income, continuing operations(1)	$53,338	$0.89	$23,505	$0.48	$135,210	$2.47	$51,095	$1.06

_____________

(1) Beginning in the first quarter of 2015, the Company revised its calculation of adjusted net income, continuing operations. The Company no longer subtracts “depreciation, and amortization of capitalized software” and “share-based compensation” from net income, continuing operations to arrive at adjusted net income, continuing operations. The Company has made this change to better reflect the way in which it evaluates its financial performance, makes financing and business decisions, and forecasts and plans for future periods. All periods presented conform to this presentation.

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP, CONTINUING OPERATIONS

	September 30, 2015	June 30, 2015	December 31, 2014	September 30, 2014
Ending Membership by Health Plan:
California	611,000	593,000	531,000	496,000
Florida	349,000	348,000	164,000	98,000
Illinois	101,000	101,000	100,000	21,000
Michigan	340,000	260,000	242,000	238,000
New Mexico	231,000	225,000	212,000	207,000
Ohio	344,000	332,000	347,000	337,000
Puerto Rico(1)	356,000	361,000	—	—
South Carolina	102,000	114,000	118,000	118,000
Texas	263,000	266,000	245,000	249,000
Utah	102,000	92,000	83,000	83,000
Washington	568,000	553,000	497,000	473,000
Wisconsin	103,000	107,000	84,000	84,000
	3,470,000	3,352,000	2,623,000	2,404,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF), CHIP(2)	2,249,000	2,180,000	1,809,000	1,678,000
Medicaid Expansion(3)	540,000	475,000	385,000	315,000
Aged, Blind or Disabled (ABD)	359,000	353,000	347,000	335,000
Marketplace(3)	226,000	261,000	15,000	16,000
Medicare-Medicaid Plan (MMP) - Integrated(4)	56,000	39,000	18,000	14,000
Medicare Special Needs Plans	40,000	44,000	49,000	46,000
	3,470,000	3,352,000	2,623,000	2,404,000

_____________
(1) The Puerto Rico health plan began serving members effective April 1, 2015.
(2) CHIP stands for Children’s Health Insurance Program.
(3) Medicaid Expansion membership phased in, and Marketplace became available for consumers to access coverage, beginning January 1, 2014.
(4) MMP members who receive both Medicaid and Medicare coverage from the Company. The Company began serving members under this program in the second quarter of 2014.

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In thousands, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,816	$523,798	$288.45	$437,785	$241.09	83.6%	$86,013
Florida	1,003	299,971	299.33	264,956	264.39	88.3	35,015
Illinois	306	106,089	347.34	100,063	327.61	94.3	6,026
Michigan	853	281,359	330.00	235,837	276.61	83.8	45,522
New Mexico	706	297,744	421.76	275,503	390.26	92.5	22,241
Ohio	1,024	510,135	498.36	436,045	425.98	85.5	74,090
Puerto Rico	1,057	180,783	170.91	161,511	152.69	89.3	19,272
South Carolina	322	85,115	264.37	68,178	211.76	80.1	16,937
Texas	791	523,342	661.69	492,617	622.84	94.1	30,725
Utah	307	84,921	276.72	76,876	250.50	90.5	8,045
Washington	1,679	399,791	238.03	371,439	221.14	92.9	28,352
Wisconsin	307	71,460	232.32	56,886	184.94	79.6	14,574
Other(3)	—	12,522	—	37,675	—	—	(25,153)
	10,171	$3,377,030	$332.05	$3,015,371	$296.49	89.3%	$361,659

	Three Months Ended September 30, 2014
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,451	$384,147	$264.79	$327,389	$225.66	85.2%	$56,758
Florida	243	106,275	437.47	103,898	427.69	97.8	2,377
Illinois	38	34,514	906.78	28,333	744.41	82.1	6,181
Michigan	727	208,873	287.15	177,680	244.27	85.1	31,193
New Mexico	652	284,058	435.67	265,697	407.51	93.5	18,361
Ohio	994	454,410	457.17	395,098	397.49	86.9	59,312
Puerto Rico	—	—	—	—	—	—	—
South Carolina	355	95,455	268.97	74,489	209.89	78.0	20,966
Texas	748	337,430	451.24	306,577	409.98	90.9	30,853
Utah	250	78,703	315.04	75,270	301.30	95.6	3,433
Washington	1,410	280,883	199.18	274,213	194.45	97.6	6,670
Wisconsin	252	42,933	170.40	38,107	151.25	88.8	4,826
Other(3)	—	9,078	—	31,085	—	—	(22,007)
	7,120	$2,316,759	$325.40	$2,097,836	$294.65	90.6%	$218,923

_____________
(1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In thousands, except percentages and per-member per-month amounts)

	Nine Months Ended September 30, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	5,256	$1,538,081	$292.64	$1,349,265	$256.71	87.7%	$188,816
Florida	2,953	868,259	294.05	763,251	258.49	87.9	105,008
Illinois	912	312,003	342.27	287,760	315.68	92.2	24,243
Michigan	2,382	738,390	310.01	620,540	260.53	84.0	117,850
New Mexico	2,080	933,208	448.75	843,473	405.60	90.4	89,735
Ohio	3,075	1,533,690	498.76	1,281,305	416.69	83.5	252,385
Puerto Rico	2,139	374,767	175.17	345,751	161.60	92.3	29,016
South Carolina	1,002	269,530	269.11	208,779	208.45	77.5	60,751
Texas	2,372	1,417,535	597.53	1,312,724	553.35	92.6	104,811
Utah	850	242,027	284.83	222,747	262.14	92.0	19,280
Washington	4,885	1,185,899	242.75	1,094,250	223.99	92.3	91,649
Wisconsin	929	206,334	221.97	161,735	173.99	78.4	44,599
Other(3)	—	32,331	—	89,109	—	—	(56,778)
	28,835	$9,652,054	$334.74	$8,580,689	$297.58	88.9%	$1,071,365

	Nine Months Ended September 30, 2014
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	4,040	$1,059,860	$262.34	$889,656	$220.21	83.9%	$170,204
Florida	742	312,864	421.80	290,224	391.28	92.8	22,640
Illinois	69	68,948	998.03	63,299	916.26	91.8	5,649
Michigan	2,077	567,706	273.28	476,392	229.33	83.9	91,314
New Mexico	1,818	777,120	427.55	702,257	386.36	90.4	74,863
Ohio	2,615	1,061,335	405.81	909,142	347.62	85.7	152,193
Puerto Rico	—	—	—	—	—	—	—
South Carolina	1,109	287,928	259.69	249,437	224.97	86.6	38,491
Texas	2,239	978,492	437.00	897,434	400.80	91.7	81,058
Utah	745	233,931	314.13	215,564	289.47	92.1	18,367
Washington	4,050	941,303	232.40	877,418	216.63	93.2	63,885
Wisconsin	782	118,386	151.48	100,059	128.03	84.5	18,327
Other(3)	—	16,365	—	82,911	—	—	(66,546)
	20,286	$6,424,238	$316.69	$5,753,793	$283.64	89.6%	$670,445

_____________
(1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In thousands, except percentages and per-member per-month amounts)

	Three Months Ended September 30, 2015(1)
	Member Months(2)	Premium Revenue		Medical Care Costs		MCR(3)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	6,652	$1,138,673	$171.16	$1,070,109	$160.85	94.0%	$68,564
Medicaid Expansion	1,541	564,982	366.80	457,716	297.16	81.0	107,266
ABD	1,052	1,069,999	1,017.68	978,973	931.11	91.5	91,026
Marketplace	646	169,670	262.74	124,121	192.21	73.2	45,549
MMP	157	310,451	1,975.10	270,058	1,718.13	87.0	40,393
Medicare	123	123,255	1,002.50	114,394	930.43	92.8	8,861
	10,171	$3,377,030	$332.05	$3,015,371	$296.49	89.3%	$361,659

	Nine Months Ended September 30, 2015(1)
	Member Months(2)	Premium Revenue		Medical Care Costs		MCR(3)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	18,687	$3,279,989	$175.52	$3,030,424	$162.16	92.4%	$249,565
Medicaid Expansion	4,202	1,654,321	393.71	1,324,945	315.33	80.1	329,376
ABD	3,172	3,063,365	965.91	2,788,586	379.27	91.0	274,779
Marketplace	2,017	524,395	259.97	369,803	183.33	70.5	154,592
MMP	370	733,257	1,981.40	683,532	1,847.03	93.2	49,725
Medicare	387	396,727	1,026.00	383,399	991.53	96.6	13,328
	28,835	$9,652,054	$334.74	$8,580,689	$297.58	88.9%	$1,071,365

_____________
(1) Three and nine months ended September 30, 2014, data not presented due to lack of comparability.
(2) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(3) The MCR represents medical costs as a percentage of premium revenue.

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA,
CONTINUING OPERATIONS
(In thousands, except percentages and per-member per-month amounts)

The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

	Three Months Ended September 30,
	2015			2014
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,224,141	$218.69	73.8%	$1,469,765	$206.43	70.1%
Pharmacy	417,721	41.07	13.9	337,150	47.35	16.1
Capitation	260,033	25.57	8.6	190,277	26.73	9.1
Direct delivery	30,226	2.97	1.0	24,863	3.49	1.1
Other	83,250	8.19	2.7	75,781	10.65	3.6
	$3,015,371	$296.49	100.0%	$2,097,836	$294.65	100.0%

	Nine Months Ended September 30,
	2015			2014
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$6,275,222	$217.63	73.1%	$4,028,863	$198.61	70.0%
Pharmacy	1,160,818	40.26	13.5	919,374	45.32	16.0
Capitation	724,715	25.13	8.5	536,533	26.45	9.3
Direct delivery	84,882	2.94	1.0	69,947	3.45	1.2
Other	335,052	11.62	3.9	199,076	9.81	3.5
	$8,580,689	$297.58	100.0%	$5,753,793	$283.64	100.0%

The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

	September 30, 2015	December 31, 2014
Fee-for-service claims incurred but not paid (IBNP)	$1,184,147	$870,429
Pharmacy payable	93,953	71,412
Capitation payable	30,061	28,150
Other(1)	251,409	230,531
	$1,559,570	$1,200,522

_____________

(1) “Other” medical claims and benefits payable include amounts payable to certain providers for which the Company acts as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact the Company’s unaudited consolidated statements of income. As of September 30, 2015 and December 31, 2014, the Company had recorded non-risk provider payables of approximately $161.4 million and $119.3 million, respectively.

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in thousands, except per-member amounts)

The Company’s claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable from continuing and discontinued operations combined for the periods indicated:

	Nine Months Ended		Year Ended December 31, 2014
	September 30,
	2015	2014

Medical claims and benefits payable, beginning balance	$1,200,522	$669,787	$669,787
Components of medical care costs related to:
Current period	8,723,573	5,795,404	8,122,885
Prior period(1)	(142,948)	(41,033)	(45,979)
Total medical care costs	8,580,625	5,754,371	8,076,906

Change in non-risk provider payables	42,067	(15,344)	(31,973)
Payments for medical care costs related to:
Current period	7,371,504	4,841,429	7,064,427
Prior period	892,140	443,539	449,771
Total paid	8,263,644	5,284,968	7,514,198
Medical claims and benefits payable, ending balance	$1,559,570	$1,123,846	$1,200,522

Benefit from prior period as a percentage of:
Balance at beginning of period	11.9%	6.1%	6.9%
Premium revenue, trailing twelve months	1.2%	0.5%	0.5%
Medical care costs, trailing twelve months	1.3%	0.6%	0.6%

Fee-For-Service Claims Data:
Days in claims payable, fee for service	49	50	49
Number of members at end of year	3,470,000	2,404,000	2,623,000
Number of claims in inventory at end of year	408,100	315,900	307,700
Billed charges of claims in inventory at end of year	$908,200	$749,300	$718,500
Claims in inventory per member at end of year	0.12	0.13	0.12
Billed charges of claims in inventory per member at end of year	$261.73	$311.69	$273.92
Number of claims received during the year	29,084,100	19,703,300	27,597,000
Billed charges of claims received during the year	$33,517,100	$21,506,500	$30,315,600

_____________

(1) The benefit from prior period development of medical claims and benefits payable for the nine months ended September 30, 2015 included approximately $23 million relating to programs that contain medical cost floor or corridor provisions. Accordingly, premium revenue for the nine months ended September 30, 2015 was reduced by the same amount.

MOLINA HEALTHCARE, INC.
HEALTH INSURER FEE DETAILS BY HEALTH PLAN
(In thousands)

	HIF Reimbursement Revenue, Gross(1)
	Nine Months Ended September 30, 2015					Year Ending Dec. 31, 2015
	Recognized				Necessary for Full Reimbursement	Necessary for Full Reimbursement
	Q1 2015	Q2 2015	Q3 2015	Total
2015 HIF:
California	$—	$17,258	$5,925	$23,183	$23,183	$30,910
Florida	2,027	2,042	2,056	6,125	6,125	8,167
Illinois	965	973	922	2,860	2,860	3,814
Michigan	—	—	20,735	20,735	20,735	27,646
New Mexico	7,539	7,597	7,647	22,783	22,783	30,377
Ohio	11,936	12,027	12,105	36,068	36,068	48,091
South Carolina	3,053	3,077	3,097	9,227	9,227	12,303
Texas	5,839	5,884	5,922	17,645	17,645	23,527
Utah	—	—	4,467	4,467	4,467	5,956
Washington	10,951	10,963	5,721	27,635	27,635	36,847
Wisconsin	1,126	1,135	1,142	3,403	3,403	4,537
Subtotal, Medicaid	43,436	60,956	69,739	174,131	174,131	232,175
Marketplace	398	400	402	1,200	1,200	1,601
Medicare	5,702	3,652	4,711	14,065	14,065	18,754
	49,536	65,008	74,852	189,396	$189,396	$252,530
2014 HIF:
California	—	11,616	—	11,616
Michigan	—	—	6,797	6,797
Utah	—	—	1,286	1,286
	$49,536	$76,624	$82,935	$209,095

Recognized in:
Health insurer fee revenue	$47,948	$73,890	$81,158	$202,996
Premium tax revenue	1,588	2,734	1,777	6,099
	$49,536	$76,624	$82,935	$209,095

_____________
(1) Amounts in the table include the Company’s estimate of the full economic impact of the excise tax including premium tax and the income tax effect.

CONTACT:
Molina Healthcare, Inc.
Juan José Orellana, 562-435-3666, ext. 111143
Investor Relations